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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest reported) October 4, 2001

                             H-Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                      0-12746              33-0661675
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(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation               File Number)        Identification No.)



           21031 Ventura Boulevard, #520
            Woodland Hills, California                        91364
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     (Address of principal executive offices)               (Zip Code)


                                 (818) 702-7900
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               Registrant's telephone number, including area code


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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Holoworld Acquisition Corp., a wholly-owned subsidiary of H-Entertainment, Inc. (d/b/a HoloWorld Cafe), has ceased operations of its Denver HoloWorld Cafe due to cash flow limitations. The company has plans to sue the landlord and has learned that other tenants in the building have planned similar actions. While the company is working towards a resolution of the Denver location, management will focus on the company's ongoing capital requirements. Notwithstanding the setback in Denver, the company has a comprehensive plan to open thirty Cafes in the next four years, subject to financing, with one HoloWorld Cafe under construction in New York and signed leases for another in Houston and two more in California.

HoloWorld Cafe restaurants are similar to those operated by Dave & Busters Inc. The recently closed HoloWorld Cafe in Denver had already achieved high marks from food and entertainment critics. NBC news, FOX News and The Rocky Mountain News complimented its theme and products. HoloWorld Cafes are designed to attract families during the daytime hours and adults during the evening hours. In management's opinion, the Denver location had validated the business model of HoloWorld Cafe by generating average receipts of $22 per customer in a 20,000 square foot entertainment/dining establishment. However, since the Denver location did not generate the minimum level of customer traffic predicted by the developer's feasibility study, the company elected not to incur continuing losses from operations. In management's opinion, the company did not have the funds or the assurance of raising additional funds to sustain the operating losses at the Denver location until reaching the breakeven point 18 months in the future.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             H-Entertainment, Inc.


                                             By:    /S/ Sidney Haider
                                                    -----------------
                                             Name:  Sidney Haider
Date: October 24, 2001                       Title: President